Exhibit 99.2
ASX ANNOUNCEMENT
15 May 2008
Operational Update
Framingham, MA and Sydney, Australia: HeartWare Limited (ASX: HTW) today announced that Texas Heart Institute (Texas Heart) became the first US centre to be trained in the use of the HeartWare® Left Ventricular Assist System (LVAS). The training session was attended by 3 cardiac surgeons and 15 clinical support staff. The team at Texas Heart is now ready to begin implants in the United States under HeartWare’s pivotal Bridge-to-Transplant clinical trial, subject to approval by Texas Hearts’ Institutional Review Board.
The Texas Heart Institute is one of the largest cardiovascular hospitals and one of the highest-volume heart transplantation centres in the United States. Texas Heart also runs one of the world’s most active mechanical circulatory support programs, implanting approximately 70 ventricular assist devices each year. The program is led by Dr O. Howard ‘Bud’ Frazier, Chief of Cardiopulmonary Transplantation and Director of Cardiovascular Surgical Research. Dr Frazier, who also chairs HeartWare’s Medical Advisory Board, is credited with having performed more VAD implants than any other surgeon worldwide.
“It seems fitting that Texas Heart is our first center trained since Dr. Frazier has been intimately involved in both the development of our technology and in the strategic direction of the company for several years,” said Jeff LaRose, the Company’s Chief Scientific Officer.
As detailed in the Company’s announcement of 5th May 2008, HeartWare is permitted initially to open up to ten centres under the conditional approval of its Investigational Device Exemption. It is expected that all ten centres will undergo training in the use of the HeartWare® LVAS over coming weeks.
Redomiciliation
As noted in recent filings and at the Company’s Annual General Meeting last week, it is the Company’s intention to redomicile to the United States in the second half of 2008, subject to due diligence and the satisfaction of relevant legal requirements, including approval by the holders of our shares, share options and performance rights and approval by the Australian Federal Court.
Redomiciliation is expected to allow greater access to the US capital markets and also reduce significant compliance and other administration costs that HeartWare currently faces as a company required to comply with US and Australian reporting and other legal requirements.
After the redomiciliation, the Company intends to maintain its listing on the ASX. The Company’s current business, operations, directors and management will not change as a result of the redomiciliation.

HeartWare ASX Announcement — 15 May 2008

A webcast of the Company’s Annual General Meeting can be accessed from the HeartWare website.
Clinical Research Partnership
In parallel with the impending commencement of HeartWare’s US Bridge-to-Transplant clinical trial, HeartWare is pleased to announce that it has entered into a multi-year partnership with PharmalinkFHI (“Pharmalink”) as the Company’s Clinical Research Organization (“CRO”). Pharmalink is one of the pre-eminent CROs in North America with significant experience and expertise in the management of clinical trials.
Importantly, Pharmalink is well-credentialed in the areas of electronic or online data capture (“EDC”), database and data management, statistical support, clinical report production and routine clinical site monitoring. Pharmalink was the first full service CRO to have integrated clinical and technical expertise into the management of clinical trials which allows near real-time access to clinical trial data. HeartWare believes that the use of tools such as EDC will provide more efficient, user-friendly and expedited assimilation of our patient data during our US clinical trials.
Partnering with Pharmalink enables HeartWare to focus its internal clinical resources in the areas that are most specialized and will likely have the biggest impact on the outcome of the trial such as procedural training, project management, safety and medical affairs.
Organizational Changes
The Company also announces the resignation of Dozier Rowe, HeartWare’s Chief Operating Officer. Dozier has elected to pursue other interests including restarting his consulting practice, which he left prior to joining HeartWare in 2006. The Company does not presently intend to appoint a replacement Chief Operating Officer and the Operations group will therefore report directly into Doug Godshall, the Company’s Chief Executive Officer. Andres Toledo, Director of Production and John Starkey, Director of Operations Engineering will maintain their responsibilities for production and operations engineering respectively.
“We wish Dozier every success,” said Doug Godshall. “We have made tremendous strides over the past 9 months and now have stable, reliable output in large part because of superb work of John, Andres and their teams. With a healthy and growing inventory position, we are well positioned to supply the product demands of both our US clinical trial in the near term and our European commercial launch later this year.”
New Facility
The Company has commenced the move of its Miramar, Florida operations to the 60,000 sq. ft. facility in Miami Lakes, Florida that the Company leased a month ago. To date, approximately one third of the employees have relocated and the Company has relinquished half of its existing facility in Miramar, Florida. Production will continue in Miramar until such time as the equipment and processes are fully qualified in the Miami Lakes facility, which the Company expects will occur by the end of July.

HeartWare ASX Announcement — 15 May 2008

For further information:

www.heartware.com.au	US Investor Relations
Howard Leibman	Matt Clawson
Director Corporate Development	Partner
HeartWare Limited	Allen & Caron, Inc.
Email. howard.leibman@heartware.com.au	Email. matt@allencaron.com
Tel. +61 2 9238 2064	Tel. +1 949 474 4300
About HeartWare
HeartWare develops and manufactures miniaturized implantable heart pumps, or Left Ventricular Assist Devices (LVADs), to treat patients suffering from advanced heart failure. The Company is developing smaller and less invasive pumps which it believes will be the key to unlocking the potential of a large and underserved market. The HeartWare® LVAD is the only full-output pump designed to be implanted in the chest, avoiding the abdominal surgery generally required to implant competing devices. The device is currently the subject of an international clinical trial involving five investigational centres in Europe and Australia. A clinical trial in the U.S. is expected to begin in the middle of 2008.
Forward-Looking Statements
This announcement contains forward-looking statements that are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation:
•	our expectations with respect to regulatory submissions and approvals;

•	our expectations with respect to our clinical trials;

•	our ability to develop and commercialize products; and

•	our expectations with respect to redomiciliation in the United States.
Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2008, and those described in other reports filed from time to time with the SEC.

HeartWare ASX Announcement — 15 May 2008

Additional Information About the Potential Re-Domiciliation in the United States and Where to Find It
If the Company pursues a redomiciliation in the United States as described in this announcement, the Company will file a proxy statement with the SEC in connection with a meeting of stockholders to approve such transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such a definitive proxy statement would be mailed to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s website, www.sec.gov, or from HeartWare Ltd, Level 57, MLC Centre, 19-29 Martin Place, Sydney NSW, Australia 2000. Our telephone number is 011-61-2-92382064. Our website address is www.heartware.com.
The Company’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the Company re-domiciliation in the United States. INFORMATION ABOUT THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, AND THEIR OWNERSHIP OF THE COMPANY’S SECURITIES AND INTERESTS IN THE PROPOSED TRANSACTION, WILL BE SET FORTH IN THE AFOREMENTIONED PROXY STATEMENT. Additional information regarding the interests of those persons may be obtained by reading the proxy statement if and when it becomes available.

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